Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces First Quarter Fiscal 2017 Operating Results

October 7, 2016	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the quarter ended August 31, 2016. For the three months ended August 31, 2016, total sales decreased $211,852, or 6.8%, to $2,892,532 from $3,104,384 for the three months ended August 31, 2015. Net loss was $125,629, or $(0.04) per fully diluted share, for the three months ended August 31, 2016 as compared to net loss of $195,062, or $(0.07) per fully diluted share, for the three months ended August 31, 2015.

Balancer segment sales focus throughout the world on end-users, rebuilders and original equipment manufacturers of grinding machines with the target geographic markets of North America, Asia, Europe and South America. Balancer segment sales decreased $366,619, or 19.0%, to $1,560,876 for the three months ended August 31, 2016 compared to $1,927,495 for the three months ended August 31, 2015, primarily due to weaker sales in North America, China and other parts of Asia.

The Measurement segment product line consists of Acuity® laser-based distance measurement and dimensional sizing laser sensors, Xact® ultrasonic-based remote tank monitoring products, and SMS® and Lasercheck® laser-based surface microroughness measurement systems. Total Measurement segment sales increased $154,767, or 13.2%, to $1,331,656 for the three months ended August 31, 2016 compared to $1,176,889 for the three months ended August 31, 2015. This increase is primarily due to increases in sales of our Xact remote tank monitoring products and related revenues from monitoring services along with increases in sales of our SMS products offset by decreases in sales associated with the two other product lines in the Measurement segment.

Gross margin for the three months ended August 31, 2016 increased to 47.6% as compared to 46.5% for the three months ended August 31, 2015. The fluctuations in gross margin in the three months period ended August 31, 2016 compared to the same three month period in the prior fiscal year is primarily influenced by shifts in the product sales mix involving our five product lines.

Operating expenses decreased $133,278, or 8.2%, to $1,491,516 for the three months ended August 31, 2016 as compared to $1,624,794 for the three months ended August 31, 2015. General, administrative and selling expenses decreased $125,213, or 8.1%, for the three months ended August 31, 2016 as compared to the same period in the prior year primarily due to a reduction in travel and entertainment expense and decreases in personnel expense.

“Although our total net sales were lower in the first quarter of Fiscal 2017 as compared to the same period in the prior year, we were able to improve company-wide margin through our product sales mix and reduction of operating expenses to limit the impact to our overall net loss. While both SBS sales in North America and Asia were lower in comparison with prior quarters, we continue to experience modest growth in sales of our SBS products in Europe, our Xact product line posted a significant increase in sales and Acuity continues to be a strong contributor to our overall business,” commented David M. Hudson, President and CEO of Schmitt Industries. “Our SBS sales group had great response from our customers and partners at the IMTS 2016 show in Chicago in early September, and we look forward to translating that success into strengthening of sales in our global markets through the remainder of Fiscal 2017,” Hudson concluded.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. For the Measurement Segment, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area measurement for a wide variety of commercial applications, laser-based microroughness measurement products for the semiconductor wafer and hard disk drive industries and for other industrial applications, laser-based surface analysis and measurement products for a variety of scientific applications, and ultrasonic measurement products that accurately measure the liquid levels of propane, diesel and other tank-based liquids, and transmit that data via satellite to a secure web site for display. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by David M. Hudson, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, efforts to continue to accelerate growth in sales of the Xact® tank monitoring system, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, the ability to obtain financing if needed to fund operations or growth through commercial loans or capital fund raising at terms acceptable to the Company and its shareholders, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales and currency fluctuations, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the increased costs due to changes in securities laws and regulations, and protection of intellectual property rights.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	August 31, 2016	May 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$1,002,158	$988,686
Accounts receivable, net	1,916,893	2,099,082
Inventories	4,625,843	4,727,977
Prepaid expenses	110,726	132,230
Income taxes receivable	6,106	8,432

	7,661,726	7,956,407

Property and equipment, net	981,199	965,452

Other assets
Intangible assets, net	684,998	712,881

TOTAL ASSETS	$9,327,923	$9,634,740

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$710,320	$877,167
Accrued commissions	328,521	273,147
Accrued payroll liabilities	138,651	148,823
Other accrued liabilities	307,099	331,563

Total current liabilities	1,484,591	1,630,700

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 2,995,910 shares issued and outstanding at August 31, 2016 and May 31, 2016	10,578,960	10,569,522
Accumulated other comprehensive loss	(439,035)	(394,518)
Accumulated deficit	(2,296,593)	(2,170,964)

Total stockholders’ equity	7,843,332	8,004,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,327,923	$9,634,740

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED AUGUST 31, 2016 AND 2015

(UNAUDITED)

	Three Months Ended August 31,
	2016	2015
Net sales	$2,892,532	$3,104,384
Cost of sales	1,516,783	1,661,892

Gross profit	1,375,749	1,442,492

Operating expenses:
General, administration and sales	1,412,669	1,537,882
Research and development	78,847	86,912

Total operating expenses	1,491,516	1,624,794

Operating loss	(115,767)	(182,302)
Other expense, net	(1,833)	(5,920)

Loss before income taxes	(117,600)	(188,222)
Provision for income taxes	8,029	6,840

Net loss	$(125,629)	$(195,062)

Net loss per common share, basic	$(0.04)	$(0.07)

Weighted average number of common shares, basic	2,995,910	2,995,910

Net loss per common share, diluted	$(0.04)	$(0.07)

Weighted average number of common shares, diluted	2,995,910	2,995,910